BRENNER COMPANIES, INC.

FINANCIAL STATEMENTS
SEPTEMBER 30, 1997 AND 1996

                           BRENNER COMPANIES, INC.
                     COMPARATIVE (UNAUDITED) BALANCE SHEETS


                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------
CURRENT ASSETS:
     Cash                                               $   6,091          $   7,065
     Accounts receivable,
          less allowance for doubtful accounts              3,749              3,954

     Inventories                                            1,028              1,425
     Prepaid expenses and other
                                                               15                 21
                                                        ---------          ---------
          Total Current Assets                             10,883             12,465
                                                        ---------          ---------
PROPERTY, PLANT AND EQUIPMENT, NET                          2,811              2,748
                                                        ---------          ---------
OTHER ASSETS:
     Other assets, net of amortization                      8,682              7,252
                                                        ---------          ---------
          Total Other Assets                                8,682              7,252
                                                        ---------          ---------
TOTAL ASSETS                                            $  22,376          $  22,465
                                                        ---------          ---------
                                                        ---------          ---------


                           BRENNER COMPANIES, INC.
                   COMPARATIVE (UNAUDITED) BALANCE SHEETS



                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------
CURRENT LIABILITIES:
     Current maturities of long-term debt               $     -            $     -
     Accounts payable                                         933              1,011
     Other current liabilities                              1,152              1,241
                                                        ---------          ---------
          Total  Current Liabilities                        2,085              2,252
                                                        ---------          ---------
OTHER LONG-TERM LIABILITIES:
     Other long-term liabilities                            3,085              3,147
                                                        ---------          ---------
          Total Liabilities                                 5,170              5,399
                                                        ---------          ---------

STOCKHOLDERS' EQUITY:
     Common Stock                                             694                694
     Retained earnings                                     16,512             16,372
                                                        ---------          ---------
          Total Stockholders' Equity                       17,206             17,066
                                                        ---------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                        $  22,376          $  22,465
                                                        ---------          ---------
                                                        ---------          ---------


                           BRENNER COMPANIES, INC.
                   COMPARATIVE (UNAUDITED) INCOME STATEMENTS



                                                           NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

Net sales                                               $  25,526          $  22,712
Cost of sales and operating expenses                       19,675             18,128
                                                        ---------          ---------
Gross profit (loss)                                         5,851              4,584
Selling, general and administrative expenses                1,588              1,674
                                                        ---------          ---------
Operating income (loss)                                     4,263              2,910
                                                        ---------          ---------
Other income (expense):
     Interest expense                                         -                  -
     Miscellaneous                                            -                  -
                                                        ---------          ---------
     Total other income (expense)                             -                  -
                                                        ---------          ---------
Earnings (loss) before income tax benefit (expense)         4,263              2,910
Income tax benefit                                            -                  -
                                                        ---------          ---------
Net earnings (loss)                                     $   4,263          $   2,910
                                                        ---------          ---------
                                                        ---------          ---------


                           BRENNER COMPANIES, INC.
                      COMPARATIVE (UNAUDITED) CASH FLOWS



                                                       NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

OPERATING ACTIVITIES:
     Net Earnings (loss)                                $   4,263          $   2,910
     Adjustments to reconcile net earnings
     (loss) to net cash provided by (used in)
     operating activities:
          Depreciation and amortization                       518                480
          Equity in earnings of joint venture              (2,082)            (1,338)
     Changes in Assets and Liabilities:
          Accounts receivable                                (658)              (867)
          Inventories                                         135               (125)
          Prepaid expenses and other                           (3)                 1
          Accounts payable                                     98                316
          Deferred compensation                               (47)               (47)
          Current liabilities, excluding debt                 310                666
                                                        ---------          ---------
Net Cash provided by (used in) Operating Activities         2,534              1,996
                                                        ---------          ---------

INVESTING ACTIVITIES:
     Capital expenditures, net                               (327)              (607)
     Distributions from joint venture                       1,050                200
                                                        ---------          ---------
Net Cash provided by (used in) Investing Activities           723               (407)
                                                        ---------          ---------
FINANCING ACTIVITIES:
     Dividends Paid                                        (5,127)            (5,468)
                                                        ---------          ---------
Net Cash Provided by Financing Activities                  (5,127)            (5,468)
                                                        ---------          ---------
          Increase (decrease) in Cash                      (1,870)            (3,879)
          CASH, beginning of period                         7,961             10,944
                                                        ---------          ---------
          CASH, end of period                           $   6,091          $   7,065
                                                        ---------          ---------
                                                        ---------          ---------


BRENNER COMPANIES, INC.
NOTES TO THE FINANCIAL STATMENTS


GENERAL INFORMATION:

I. The Financial Statements included herein have been prepared by the Company without audit.


II. Inventories as of September 30, 1997, and September 30, 1996, consisted of the following:




                                               SEPTEMBER 30, 1997  SEPTEMBER 30, 1996
                                               ------------------  ------------------

     Raw materials                                      $     185          $     257

     Finished goods                                           432                598

     Other                                                    411                570
                                                        ---------          ---------
          Total                                         $   1,028          $   1,425
                                                        ---------          ---------
                                                        ---------          ---------


          BRENNER COMPANIES, INC.
          FINANCIAL STATEMENTS
          DECEMBER 31, 1996 AND 1995

                          REPORT OF INDEPENDENT ACCOUNTANTS


February 21, 1997

To the Shareholders and Board of Directors of Brenner Companies, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Brenner Companies, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

BRENNER COMPANIES, INC.


BALANCE SHEET
--------------------------------------------------------------------------------

                                                                        DECEMBER 31,
                                                                   1996              1995
                                                                   ----              ----
ASSETS
Current assets:
  Cash and cash equivalents                                    $  3,738,000     $  6,526,000
  Short-term investments                                          4,223,000        4,418,000
  Accounts receivable less allowance for doubtful
    accounts of $68,000 and $119,000, respectively                3,091,000        3,087,000
  Inventories                                                     1,163,000        1,300,000
  Prepaid expenses                                                   12,000           22,000
                                                               ------------     ------------
        Total current assets                                     12,227,000       15,353,000

Investment in 50%-owned joint venture                             7,549,000        6,019,000
Property, plant and equipment, net                                3,002,000        2,621,000
Other assets                                                        101,000           95,000
                                                               ------------     ------------
        Total assets                                           $ 22,879,000     $ 24,088,000
                                                               ------------     ------------
                                                               ------------     ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                     $    835,000     $    695,000
  Other accrued liabilities                                         842,000          575,000
  Deferred compensation - current                                    62,000           67,000
  Accrued environmental cleanup costs                             2,000,000        2,000,000
                                                               ------------     ------------
        Total current liabilities                                 3,739,000        3,337,000
                                                               ------------     ------------
Deferred compensation - noncurrent                                1,070,000        1,127,000
                                                               ------------     ------------

Shareholders' equity:
  Common stock $.50 par value, 3,000,000 shares
    authorized, 1,387,659 shares issued and outstanding             694,000          694,000
  Retained earnings                                              17,376,000       18,982,000
  Unrealized holding losses on available for
    sale securities                                                       -          (52,000)
                                                               ------------     ------------
        Total shareholders' equity                               18,070,000       19,624,000
                                                               ------------     ------------

Commitments and contingencies (Notes 6, 7, 8, 9 and 10)
        Total liabilities and shareholders' equity             $ 22,879,000     $ 24,088,000
                                                               ------------     ------------
                                                               ------------     ------------

The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.


STATEMENT OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                   1996             1995
                                                                   ----             ----
Revenues:
  Net revenues                                                 $ 28,570,000     $ 30,821,000

Costs and expenses:
  Cost of products sold                                          23,832,000       24,355,000
  Selling, general and administrative expenses                    2,045,000        2,459,000
  Depreciation                                                      650,000          590,000
                                                               ------------     ------------
                                                                 26,527,000       27,404,000
                                                               ------------     ------------

Equity in earnings of 50%-owned joint venture                     1,730,000        3,634,000
Unrealized gain on trading investments                              407,000          409,000
Gain on sale of property, plant and equipment                        82,000           13,000
                                                               ------------     ------------
                                                                  2,219,000        4,056,000
                                                               ------------     ------------

Net income                                                        4,262,000        7,473,000

Retained earnings at beginning of period                         18,982,000       17,167,000

Cash dividends paid                                              (5,468,000)      (5,658,000)
Equity adjustment to cost of minority shares acquired (Note 9)     (400,000)               -
                                                               ------------     ------------
Retained earnings at end of period                             $ 17,376,000     $ 18,982,000
                                                               ------------     ------------
                                                               ------------     ------------

Earnings per common share:
  Net income                                                   $       3.07     $       5.39
                                                               ------------     ------------
                                                               ------------     ------------
Dividends per common share                                     $       3.94     $       4.08
                                                               ------------     ------------
                                                               ------------     ------------


The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.


STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                   1996              1995
                                                                   ----              ----
Cash flows from operating activities:
  Net income from continuing operations                         $ 4,262,000      $ 7,473,000
  Items not requiring (providing) cash:
     Depreciation                                                   650,000          590,000
     Equity in earnings of joint venture                         (1,730,000)      (3,634,000)
     Gain on sale of property, plant and equipment                  (82,000)         (13,000)
     Loss on sale of available-for-sale securities                   31,000                -
     Unrealized gain on trading investments                        (407,000)        (409,000)
  Changes in assets and liabilities:
       Net purchases of trading investments                         (50,000)        (269,000)
       Accounts receivables                                          (4,000)        (300,000)
       Inventories                                                  137,000          (82,000)
       Prepaid expenses                                              10,000           14,000
       Other assets                                                  (6,000)           3,000
       Accounts payable-trade                                       140,000           52,000
       Other accrued liabilities                                    267,000           41,000
       Deferred compensation                                        (62,000)         (62,000)
                                                                -----------      -----------
       Cash provided by operating activities                      3,156,000        3,404,000
                                                                -----------      -----------

Cash flows from investing activities:
  Purchases of available-for-sale securities                         (8,000)        (101,000)
  Proceeds from sale of available-for-sale securities               681,000           50,000
  Equity adjustment to cost of minority shares acquired            (400,000)               -
  Proceeds from sale of property, plant and equipment               155,000           26,000
  Purchases of property, plant and equipment                     (1,104,000)        (465,000)
  Distributions from joint venture                                  200,000        6,250,000
                                                                -----------      -----------
  Cash (used) provided by investing activities                     (476,000)       5,760,000
                                                                -----------      -----------

Cash flows from financing activities:
  Dividends paid                                                 (5,468,000)      (5,658,000)
                                                                -----------      -----------
  Cash used by financing activities                              (5,468,000)      (5,658,000)
                                                                -----------      -----------
Net (decrease) increase in cash and cash equivalents             (2,788,000)       3,506,000
Cash and cash equivalents:
  Beginning                                                       6,526,000        3,020,000
                                                                -----------      -----------
  Ending                                                        $ 3,738,000      $ 6,526,000
                                                                -----------      -----------
                                                                -----------      -----------

Non-cash investing activities:

Unrealized holding losses decreased investments and shareholders' equity by $52,000 during 1995.


The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - THE BUSINESS AND ITS SIGNIFICANT ACCOUNTING POLICIES

Brenner Companies, Inc. (the "Company") engages in two principal lines of business: (1) processing ferrous and nonferrous secondary metals and selling them to foundries, steel mills, smelters, and refiners and (2) fabricating and selling structural, miscellaneous and reinforcing steel for the construction industry. The major accounting policies followed by the Company in preparing the accompanying financial statements are as follows:

CASH AND CASH EQUIVALENTS

The Company considers all short-term investments having an initial maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are recorded at the lower of cost or market, with cost determined principally using the last-in, first-out (LIFO) method.

INVESTMENT IN 50%-OWNED JOINT VENTURE

The investment in the 50%-owned joint venture is carried at the Company's equity in the underlying net assets of the joint venture. The Company's share of net earnings of the joint venture is included in the statement of income and retained earnings.

DEPRECIATION

Property, plant and equipment are depreciated over their estimated useful lives using the straight-line method. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. Estimated useful lives are 20 to 40 years for buildings, building improvements and land improvements and 3 to 10 years for machinery and equipment.

INCOME TAXES

The Company is a Subchapter S-Corporation under the Internal Revenue Code. As such, the financial statements reflect no provision or liability for income taxes since the tax attributes of the Company flow through to the shareholders.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE

Earnings per common share have been computed based on the weighted average number of shares of common stock outstanding for each period presented.

RECLASSIFICATIONS

Certain prior year's amounts have been reclassified to conform with current year presentation.

NOTE 2 - INVESTMENT IN 50%-OWNED JOINT VENTURE

The Company has a 50% general partnership interest in United Metal Recyclers
(UMR), a joint venture engaged in processing scrap and recycling metals.

The financial position and results of operations of UMR are summarized as follows:


                      CONDENSED STATEMENT OF FINANCIAL CONDITION

                                                DECEMBER 31,
                                          1996                1995
                                          ----                ----
Current assets                        $  7,484,000       $  10,226,000
Other assets                             8,382,000           4,444,000
                                      ------------       -------------
                                      $ 15,866,000       $  14,670,000
                                      ------------       -------------
                                      ------------       -------------

Current liabilities                   $    769,000       $   2,632,000
Partners' equity                        15,097,000          12,038,000
                                      ------------       -------------
                                      $ 15,866,000       $  14,670,000
                                      ------------       -------------
                                      ------------       -------------


                           CONDENSED STATEMENT OF EARNINGS

                                                 YEAR ENDED
                                                DECEMBER 31,
                                          1996                1995
                                          ----                ----
Net revenues                          $ 33,115,000       $  42,039,000
Costs and expenses                      29,656,000          34,770,000
                                      ------------       -------------
Earnings                              $  3,459,000       $   7,269,000
                                      ------------       -------------
                                      ------------       -------------

Included in net revenues for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to three customers in the amount of $18,914,000 (58% of total net sales) and $21,282,000 (51% of total net sales) for the year ended December 31, 1996 and 1995, respectively.

Inventories valued at current or replacement cost would have been approximately $331,000 and $791,000 greater than the LIFO valuation at December 31, 1996 and 1995, respectively.

During 1995, inventory quantities were reduced, resulting in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1995 purchases. The 1995 effect of this LIFO liquidation was to decrease cost of products sold and increase net income by approximately $277,000 for the year ended December 31,1995.

NOTE 3 - SHORT-TERM INVESTMENTS

Trading securities are valued at fair value as determined by quoted market price with any gains or losses recorded in the statement of income and retained earnings. The unrealized gains related to the Company's trading securities totaled $816,000 and $409,000 at December 31, 1996 and 1995, respectively. Available-for-sale securities are valued at fair value as determined by quoted market price with the difference between amortized cost and fair value shown as unrealized holding gains or losses on available-for-sale securities. There were no unrealized holding gains or losses on available-for-sale securities at December 31, 1996. The cumulative unrealized holding losses related to the Company's available-for-sale securities totaled $52,000 at December 31, 1995 which is shown as a separate component of stockholders' equity. The realized loss related to the Company's sale of available-for-sale securities totaled $31,000 for the year ended December 31, 1996. There were no realized gains or losses on available-for-sale securities for the year ended December 31, 1995.

All securities for which a quoted market price is not available are recorded at amortized cost. The Company uses the specific identification method to calculate gains and losses on the sale of short-term investments.


                                                       DECEMBER 31, 1996
                                 --------------------------------------------------------------
                                 --------------------------------------------------------------
                                    GROSS            GROSS         GROSS             ESTIMATED
                                  AMORTIZED       UNREALIZED     UNREALIZED            FAIR
                                     COST            GAINS         LOSSES              VALUE
                                     ----            -----         ------              -----
Trading
  Equity securities              $  3,075,000     $  816,000     $        -        $  3,891,000
  Mutual funds                         68,000              -              -              68,000
                                 ------------     ----------     ----------        ------------
                                    3,143,000        816,000              -           3,959,000
                                 ------------     ----------     ----------        ------------

Available-for-sale securities         264,000              -              -             264,000
                                 ------------     ----------     ----------        ------------
                                 $  3,407,000     $  816,000     $        -        $  4,223,000
                                 ------------     ----------     ----------        ------------
                                 ------------     ----------     ----------        ------------


                                                       DECEMBER 31, 1995
                                 --------------------------------------------------------------
                                    GROSS            GROSS         GROSS             ESTIMATED
                                  AMORTIZED       UNREALIZED     UNREALIZED            FAIR
                                    COST             GAINS         LOSSES              VALUE
                                    ----             -----         ------              -----
Trading
  Equity securities              $  2,501,000     $  409,000     $        -        $  2,910,000
  Mutual funds                        592,000              -              -             592,000
                                 ------------     ----------     ----------        ------------
                                    3,093,000        409,000              -           3,502,000
                                 ------------     ----------     ----------        ------------

Available-for-sale securities         968,000              -        (52,000)            916,000
                                 ------------     ----------     ----------        ------------
                                 $  4,061,000     $  409,000    $   (52,000)       $  4,418,000
                                 ------------     ----------    -----------        ------------
                                 ------------     ----------    -----------        ------------


NOTE 4 - INVENTORIES

                                                        DECEMBER 31,
                                                    1996           1995
                                                    ----           ----
Last-in, first-out                              $  1,161,000   $  1,295,000
First-in, first-out                                    2,000          5,000
                                                ------------   ------------
                                                $  1,163,000   $  1,300,000
                                                ------------   ------------
                                                ------------   ------------

Excess of current cost over stated LIFO value   $    551,000   $    648,000
                                                ------------   ------------
                                                ------------   ------------

Inventories valued on the last-in, first-out method use single dollar value pools. Therefore, it is impractical to separate inventory values as between raw materials, work-in-process and finished goods.

During 1996 and 1995, inventory quantities were reduced resulting in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1996 and 1995 purchases. The effect of these LIFO liquidations was to decrease cost of products sold and increase net income by approximately $65,000 and $1,000 for the years ended December 31, 1996 and 1995, respectively.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

                                                         DECEMBER 31,
                                                     1996           1995
                                                     ----           ----
Land and land improvements                       $   422,000    $   422,000
Buildings and improvements                         1,278,000      1,250,000
Machinery and equipment                            8,198,000      7,897,000
Construction in progress                             145,000         68,000
                                                 -----------    -----------
                                                  10,043,000      9,637,000
Less - Accumulated depreciation                    7,041,000      7,016,000
                                                 -----------    -----------
                                                 $ 3,002,000    $ 2,621,000
                                                 -----------    -----------
                                                 -----------    -----------

NOTE 6 - RETIREMENT PLANS

The Company has a defined benefit pension plan which covers substantially all employees. The benefits are based on years of service and the employees' highest five consecutive calendar years of compensation paid during the ten calendar years preceding the earlier of actual or normal retirement age. The Company's policy is to fund the maximum amount deductible for federal income tax purposes.

The following table sets forth the plan's funded status and amounts recognized in the Company's financial statements:

                                                        DECEMBER 31,
                                                    1996           1995
                                                    ----           ----
Actuarial present value of:
  Vested benefits                               $  3,848,000   $  3,788,000
  Non-vested benefits                                 91,000        109,000
                                                ------------   ------------
Accumulated benefit obligation                  $  3,939,000   $  3,897,000
                                                ------------   ------------
                                                ------------   ------------

Projected benefit obligation                    $ (4,262,000)  $  4,317,000)
Plan assets at fair value                          4,994,000      4,798,000
                                                ------------   ------------
Excess of plan assets over projected benefit
  obligation                                         732,000        481,000
Unrecorded transitional liability being
  amortized over 17 years                            283,000        320,000
Unrecognized prior service cost                       57,000         62,000
Unrecognized net gain due to experience
  different from that assumed                     (1,260,000)    (1,028,000)
                                                ------------   ------------
Accrued pension cost                            $   (188,000)  $   (165,000)
                                                ------------   ------------
                                                ------------   ------------


Net pension cost for the year included the following components:

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                    1996           1995
                                                    ----           ----
Service cost                                    $     77,000   $     74,000
Interest cost                                        320,000        324,000
Actual gain on plan assets                          (478,000)      (874,000)
Net amortization                                     104,000        589,000
                                                ------------   ------------
Net periodic pension cost                       $     23,000   $    113,000
                                                ------------   ------------
                                                ------------   ------------

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation for the periods ended December 31, 1996 and 1995 were 8.0% and 6.5%, respectively. The expected long-term rate of return on assets was 8.0% for each period presented. Prior service costs are amortized using the straight-line method over the average remaining service period of employees expected to receive benefits under the plan.

The Company also maintains a 401(k) savings plan in which employees may elect to defer from one to fifteen percent of their salary. Employees who have completed six months of service and have attained age twenty-one may participate in the plan. The Company contributed thirty-five percent of the first four percent of employee contributions for 1996 and 1995. Compensation expense under this plan amounted to $36,000 and $34,000 in 1996 and 1995, respectively.

NOTE 7 - POSTRETIREMENT BENEFITS

The Company provides certain postretirement medical benefits to all employees who elect early retirement for the period of time until the employee and any dependents reach age 65. The medical plan requires 100% of the monthly premiums be paid by the employee or dependent. The Company's maximum liability is $30,000 per year per employee, reduced by the amount of premiums paid by the employee.

The Company also provides a postretirement supplemental prescription drug plan to all employees. The plan requires 100% of the monthly premiums be paid by the employee and only covers prescription drugs which are not covered by Medicare. The Company's maximum liability is $10,000 per employee, reduced by the amount of premiums paid by the employee. The $10,000 represents a lifetime maximum for each employee.

The Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS
106) on January 1, 1995. The standard required companies to recognize the estimated costs of providing postretirement benefits on an accrual basis. The Company elected the delayed recognition method of adoption which allows amortization of the initial transition obligation over a 20-year period. At January 1, 1995, the actuarially determined accumulated postretirement benefit obligation was $377,000.

The amounts recognized in the Company's balance sheet at December 31, 1996 and 1995 were as follows:

                                                         DECEMBER 31,
                                                     1996           1995
                                                     ----           ----
Accumulated postretirement benefit obligation:
  Retirees                                       $ (239,000)    $ (240,000)
  Active employees                                 (137,000)      (138,000)
                                                 ----------     ----------
                                                   (376,000)      (378,000)
Unrecognized prior service cost                     339,000        358,000
                                                 ----------     ----------

Accrued postretirement benefit cost              $  (37,000)    $  (20,000)
                                                 ----------     ----------
                                                 ----------     ----------

Net periodic postretirement benefit cost for 1996 and 1995 include the following components:

                                                         DECEMBER 31,
                                                     1996           1995
                                                     ----           ----
Service cost                                     $     8,000    $    8,000
Interest cost                                         29,000        29,000
Amortization of unrecognized transition
  obligation                                          19,000        19,000
                                                 -----------    ----------

Net periodic postretirement benefit cost         $    56,000    $   56,000
                                                 -----------    ----------
                                                 -----------    ----------

The discount rate used in determining the accumulated postretirement benefit obligation was 8.0% for 1996 and 1995. The assumed health care cost trend rate was 9.0% in 1996 and 1995, declining to an ultimate rate of 5.5% by 2000. The effect of a 1% increase in the assumed health care cost trend rate for each future year would have increased the accumulated postretirement benefit obligation at December 31, 1996 by $17,256 and increased the aggregate of service and interest cost for 1996 by $3,416.

NOTE 8 -DEFERRED COMPENSATION

Under the terms of employment contracts with certain key employees, the Company has provided for annual retirement benefits equal to 50% of the average annual salary of one officer and 35% of the average annual salary of a former officer. The average annual salary is calculated using the three years prior to normal retirement or death, whichever occurs first. The benefits are payable to the officers or the officers' beneficiaries in equal monthly amounts for ten years after retirement or death, whichever occurs first. There were no amounts charged to expense related to these contracts in 1996 or 1995 as all amounts payable under the contracts are fully accrued.

NOTE 9 - LEGAL MATTERS

On October 27, 1988, the shareholders of the predecessor company to Brenner Companies, Inc. ("Predecessor") approved an agreement and plan of merger resulting in each share of common stock of the Predecessor, other than the shares owned by members of the Brenner family, being converted into the right to receive a cash payment of $18 per share. On January 25, 1989, a group of minority shareholders filed a petition with the Superior Court of Forsyth County, North Carolina seeking appointment by the Court of three independent appraisers to determine the fair value of the shares of the Predecessor owned by the minority shareholder and the awarding of the appraised value to said minority shareholders. In December 1996, a settlement agreement was entered into with the former minority shareholders. Pursuant to this agreement, the Company paid $400,000, thereby releasing the Company from any further claims or obligations.

NOTE 10 - ENVIRONMENTAL MATTERS

As of December 31, 1996, the Company has been named as a potentially responsible party (PRP) at three Superfund sites located in North Carolina, Alabama and Pennsylvania. Applicable federal law imposes joint and several liability on each PRP for the cleanup of these sites leaving the Company with the uncertainty that it may be responsible for the remediation cost attributable to other PRPs who are unable to pay their share of the remediation costs. In the Alabama and Pennsylvania cases, future environmental related expenditures cannot be quantified with a reasonable degree of accuracy. At December 31, 1996 and 1995, the Company has accrued $2,000,000 for environmental related matters. This accrual represents management's estimate of the amount of expenditure which will be incurred by the Company on the North Carolina site. The cost of cleanups for which the Company remains primarily liable may be materially higher than this accrual. It is the Company's policy to accrue environmental cleanup costs if it is probable that a liability has been incurred and an amount is reasonably estimable. As assessments and cleanups proceed, these liabilities are reviewed periodically and adjusted as additional information becomes available. The liabilities can change substantially due to such factors as additional information on the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties.

NOTE 11 - SALES TO MAJOR CUSTOMERS

Included in net revenues for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to two customers in the amount of $9,201,000 (33% of total net sales) and $11,165,000 (37% of total net sales) for each years ended
December 31, 1996 and 1995, respectively.

          BRENNER COMPANIES, INC.
          FINANCIAL STATEMENTS
          DECEMBER 31, 1995 AND 1994

          [LETTERHEAD]


                          REPORT OF INDEPENDENT ACCOUNTANTS


February 16, 1996

To the Shareholders and Board of Directors of Brenner Companies, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Brenner Companies, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

BRENNER COMPANIES, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------


                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                                        1995               1994
                                                                        ----               ----
Revenues:
     Net sales                                                     $  30,821,000       $  25,106,000
     Equity in earnings of 50%-owned joint venture                     3,634,000           3,167,000
                                                                   -------------       -------------
                                                                      34,455,000          28,273,000
                                                                   -------------       -------------

Costs and expenses:
     Cost of products sold                                            24,355,000          21,110,000
     Selling, general and administrative expenses                      2,459,000           2,285,000
     Depreciation                                                        590,000             666,000
                                                                   -------------       -------------
                                                                      27,404,000          24,061,000
                                                                   -------------       -------------

Other:
     Unrealized gain on trading investments                              409,000               -
     Gain (loss) on sale of property, plant and
       equipment (Note 6)                                                 13,000             (13,000)
                                                                   -------------       -------------
                                                                         422,000             (13,000)
                                                                   -------------       -------------

Income from continuing operations                                      7,473,000           4,199,000

Loss from discontinued operations (Note 2)                                 -                  40,000
                                                                   -------------       -------------
Net income                                                             7,473,000           4,159,000

Retained earnings at beginning of period                              17,167,000          16,519,000

Cash dividends paid                                                   (5,658,000)         (3,511,000)
                                                                   -------------       -------------
Retained earnings at end of period                                 $  18,982,000       $  17,167,000
                                                                   -------------       -------------
                                                                   -------------       -------------

Earnings per common share:
    From continuing operations                                     $        5.39       $        3.03
    From discontinued operations                                          -                     (.03)
                                                                   -------------       -------------
    Net income                                                     $        5.39       $        3.00
                                                                   -------------       -------------
                                                                   -------------       -------------
Dividends per common share                                         $        4.08       $        2.53
                                                                   -------------       -------------
                                                                   -------------       -------------

     The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.

BALANCE SHEET
--------------------------------------------------------------------------------



                                                                               DECEMBER 31,
                                                                         1995                1994
                                                                         ----                ----
ASSETS
Current assets:
  Cash and cash equivalents (Note 1)                               $   6,526,000       $   3,020,000
  Short-term investments (Note 4)                                      4,418,000           3,741,000
  Accounts receivable less allowance for doubtful
     accounts of $119,000 and $56,000, respectively                    3,087,000           2,787,000
  Inventories (Note 5)                                                 1,300,000           1,218,000
  Prepaid expenses                                                        22,000              36,000
                                                                   -------------       -------------
          Total current assets                                        15,353,000          10,802,000

Investment in 50%-owned joint venture (Notes 1 and 3)                  6,019,000           8,634,000
Property, plant and equipment at cost,
  less accumulated depreciation (Note 6)                               2,621,000           2,760,000
Other assets                                                              95,000              98,000
                                                                   -------------       -------------
          Total assets                                             $  24,088,000       $  22,294,000
                                                                   -------------       -------------
                                                                   -------------       -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                         $     695,000       $     643,000
  Other accrued liabilities (Note 7)                                     575,000             534,000
  Deferred compensation - current (Note 9)                                67,000              62,000
  Accrued environmental cleanup costs                                  2,000,000           2,000,000
     Income taxes payable                                                  -                   -
                                                                   -------------       -------------
          Total current liabilities                                    3,337,000           3,239,000
                                                                   -------------       -------------
 Deferred compensation - noncurrent (Note 9)                           1,127,000           1,194,000
                                                                   -------------       -------------

Shareholders' equity:
  Common stock $.50 par value, 3,000,000 shares
    authorized, 1,387,659 shares issued and outstanding                  694,000             694,000
  Retained earnings                                                   18,982,000          17,167,000
  Unrealized holding losses on available for sale
    securities (Note 4)                                                  (52,000)              -
                                                                   -------------       -------------
          Total stockholders' equity                                  19,624,000          17,861,000
                                                                   -------------       -------------

Commitments and contingencies
  (Notes 7, 9, 11 and 13)
          Total liabilities and stockholders' equity               $  24,088,000       $  22,294,000
                                                                   -------------       -------------
                                                                   -------------       -------------

     The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                               YEAR ENDED
                                                                               DECEMBER 31,
                                                                        1995                1994
                                                                         ----                ----
Cash flow from operating activities:
  Net income from continuing operations                            $   7,473,000       $   4,199,000
  Items not requiring (providing) cash:
     Depreciation                                                        590,000             666,000
     Deferred compensation                                               (62,000)            (52,000)
     Equity in earnings of joint venture                              (3,634,000)         (3,167,000)
     (Gain)/loss on sale of property, plant and equipment                (13,000)             13,000
  Change in assets and liabilities:
     Short-term investments classified as trading                       (678,000)            978,000
     Receivables                                                        (300,000)           (348,000)
     Inventories                                                         (82,000)            527,000
     Prepaid expenses                                                     14,000              (7,000)
     Other assets                                                          3,000               -
     Accounts payable - trade                                             52,000             (25,000)
     Income taxes payable                                                  -                 (51,000)
     Other payables and accruals                                          41,000             121,000
                                                                   -------------       -------------
     Cash provided by continuing operations                            3,404,000           2,854,000
                                                                   -------------       -------------
  Net loss from discontinued operations                                    -                 (40,000)
                                                                   -------------       -------------
     Cash used by discontinued operations                                  -                 (40,000)
                                                                   -------------       -------------
     Cash provided by operating activities                             3,404,000           2,814,000
                                                                   -------------       -------------

Cash flow from investing activities:
  Purchases of available-for-sale securities                            (101,000)            (48,000)
  Proceeds from sale of available-for-sale securities                     50,000               -
  Proceeds from sale of property, plant and equipment                     26,000               1,000
  Purchases of property, plant and equipment                            (465,000)           (345,000)
  Distributions from joint venture                                     6,250,000           2,200,000
  Other                                                                    -                   1,000
                                                                   -------------       -------------
  Cash provided by investing activities                                5,760,000           1,809,000
                                                                   -------------       -------------

Cash flow from financing activities:
  Dividends paid                                                      (5,658,000)         (3,511,000)
                                                                   -------------       -------------
  Cash used by financing activities                                   (5,658,000)         (3,511,000)
                                                                   -------------       -------------
Net increase in cash and cash equivalents                              3,506,000           1,112,000
Cash and cash equivalents:
  Beginning                                                            3,020,000           1,908,000
                                                                   -------------       -------------
  Ending                                                           $   6,526,000       $   3,020,000
                                                                   -------------       -------------
                                                                   -------------       -------------

   Non-cash investing activities:

On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities". Unrealized holding losses decreased investments and stockholders' equity by $52,000 during 1995.



      The accompanying notes are an integral part of these financial statements.

BRENNER COMPANIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Brenner Companies, Inc. (the Company) engages in two principal lines of business: (1) processing ferrous and nonferrous secondary metals and selling them to foundries, steel mills, smelters, and refiners and (2) fabricating and selling structural, miscellaneous and reinforcing steel for the construction industry. The major accounting policies followed by the Company in preparing the accompanying financial statements are as follows:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists of cash and master notes with financial institutions. The master notes mature on a daily basis and can be redeemed by the Company on demand.

INVENTORIES

Inventories are recorded at the lower of cost or market, with cost determined principally using the last-in, first-out (LIFO) method.

INVESTMENT IN 50%-OWNED JOINT VENTURE

The investment in the 50%-owned joint venture is carried at the Company's equity in the underlying net assets of the joint venture. The Company's share of net earnings of the joint venture is included in the statement of income and retained earnings.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEPRECIATION

Property, plant and equipment are depreciated over their estimated useful lives using the straight-line method. Estimated useful lives are 20 to 40 years for buildings, building improvements and land improvements and 3 to 10 years for machinery and equipment.

EARNINGS PER COMMON SHARE

Earnings per common share have been computed based on the weighted average number of shares of common stock outstanding for each period presented (1,387,659 for the periods ended December 31, 1995 and 1994).

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with current year presentation.

NOTE 2 - DISCONTINUED OPERATIONS

On December 15, 1989, the Company sold the inventory and accounts receivable of Sanco Corporation, its solid waste equipment sales subsidiary, to the Heil Company. The assets of Sanco Leasing Corporation, a subsidiary of Sanco Corporation which provided financing for certain sales of Sanco Corporation, were not sold, but a decision was made not to add financing contracts to its portfolio and to discontinue the operations of this subsidiary as contracts are fulfilled. The results of operations of the Sanco Leasing Division are accounted for as discontinued operations in the statement of income and retained earnings.

A summary of the results of discontinued operations for the periods ended December 31, 1995 and 1994 is as follows:



                                                YEAR ENDED
                                                DECEMBER 31,
                                              1995       1994
                                              ----       ----
Net sales                                    $   -     $  17,000
Net costs and expenses                           -        57,000
                                             --------  ---------
Loss from discontinued operations            $   -     $  40,000
                                             --------  ---------
                                             --------  ---------

NOTE 3 - INVESTMENT IN 50%-OWNED JOINT VENTURE

The Company has a 50% general partnership interest in United Metal Recyclers
(UMR), a joint venture engaged in processing scrap and recycling metals.

The financial position and results of operations of United Metal Recyclers are summarized as follows:

                      CONDENSED STATEMENT OF FINANCIAL CONDITION


                                                    DECEMBER 31,
                                             1995                1994
                                             ----                ----
Current assets                           $  10,226,000      $  13,652,000
Property, plant and equipment, net           4,444,000          4,724,000
                                         -------------      -------------
                                         $  14,670,000      $  18,376,000
                                         -------------      -------------
                                         -------------      -------------

Current liabilities                      $   2,632,000      $   1,107,000
Partners' equity                            12,038,000         17,269,000
                                         -------------      -------------
                                         $  14,670,000      $  18,376,000
                                         -------------      -------------
                                         -------------      -------------


                           CONDENSED STATEMENT OF EARNINGS

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                             1995                1994
                                             ----                ----
Net sales                                $  42,039,000      $  36,727,000
Costs and expenses                          34,770,000         30,393,000
                                         -------------      -------------
Earnings                                 $   7,269,000      $   6,334,000
                                         -------------      -------------
                                         -------------      -------------

Included in net sales for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to three customers in the amount of $21,282,000 (51% of total net sales) for the year ended December 31, 1995 and to two customers in the amount of $17,377,000 (47% of total net sales) for the year ended December 31, 1994.

Inventories valued at current or replacement cost would have been approximately $791,000 and $1,061,000 above the LIFO valuation at December 31, 1995 and 1994, respectively.

NOTE 4 - SHORT-TERM INVESTMENTS

The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994. The adoption of SFAS 115 changed the Company's method of accounting for investments in debt and equity securities. Previously, the Company recorded investments in debt and equity securities at the lower-of-cost-or-market. SFAS 115 requires the Company to classify investments as either held-to-maturity, trading or available-for-sale. Investments classified as held-to-maturity are reported at amortized cost. The Company had no securities classified as held-to-maturity at December 31, 1995 or 1994. Trading securities are required to be valued at fair value as determined by quoted market price with any gains or losses to be recorded in the statement of income and retained earnings. The gains related to the Company's trading securities totaled $409,000 at December 31, 1995. There were no gains or losses related to the Company's trading securities at December 31, 1994. Available-for-sale securities are required to be valued at fair value as determined by quoted market price with the difference between amortized cost and fair value shown as unrealized holding gains or losses on available-for-sale securities. The cumulative unrealized holding losses related to the Company's available-for-sale securities totaled $52,000 at December 31, 1995 which is shown as a separate component of stockholders' equity. There were no unrealized holding gains or losses on available-for-sale securities at December 31, 1994.

All securities for which a quoted market price is not available are recorded at amortized cost. The Company uses the specific identification method to calculate gains and losses on the sale of short-term investments.

Investments at December 31 are summarized as follows:


                                                            DECEMBER 31, 1995
                                      --------------------------------------------------------------
                                          GROSS           GROSS          GROSS            ESTIMATED
                                        AMORTIZED      UNREALIZED     UNREALIZED            FAIR
                                          COST            GAINS         LOSSES              VALUE
                                          ----            -----         ------              -----
Trading
   Equity securities                  $  2,501,000     $  409,000     $     -          $  2,910,000
   Mutual funds                            592,000           -              -               592,000
                                      ------------     ----------     ----------       ------------
                                         3,093,000        409,000           -             3,502,000
                                      ------------     ----------     ----------       ------------

Available-for-sale mutual funds            968,000           -           (52,000)           916,000
                                      ------------     ----------     ----------       ------------
                                      $  4,061,000     $  409,000     $  (52,000)      $  4,418,000
                                      ------------     ----------     ----------       ------------
                                      ------------     ----------     ----------       ------------


                                                            DECEMBER 31, 1994
                                      --------------------------------------------------------------
                                           GROSS            GROSS            GROSS        ESTIMATED
                                         AMORTIZED        UNREALIZED      UNREALIZED        FAIR
                                           COST              GAINS          LOSSES          VALUE
                                           ----              -----          ------          -----

Trading
   Equity securities                  $    447,000     $     -        $     -          $    447,000
   Mutual funds                            435,000           -              -               435,000
   US Treasury securities                1,942,000           -              -             1,942,000
                                      ------------     ----------     ----------       ------------
                                         2,824,000           -              -             2,824,000
                                      ------------     ----------     ----------       ------------

Available-for-sale mutual funds            917,000           -              -               917,000
                                      ------------     ----------     ----------       ------------
                                      $  3,741,000     $     -        $     -          $  3,741,000
                                      ------------     ----------     ----------       ------------
                                      ------------     ----------     ----------       ------------

NOTE 5 - INVENTORIES

A summary of inventories by method of pricing is as follows:


                                                   DECEMBER 31,
                                                 1995          1994
                                                 ----          ----
Last-in, first-out                         $  1,295,000   $  1,213,000
First-in, first-out                               5,000          5,000
                                           ------------   ------------
                                           $  1,300,000   $  1,218,000
                                           ------------   ------------
                                           ------------   ------------
Excess of current cost over
  stated LIFO value                        $    648,000   $    867,000
                                           ------------   ------------
                                           ------------   ------------

Inventories valued on the last-in, first-out method use single dollar value pools. Therefore, it is impractical to separate inventory values as between raw materials, work-in-process and finished goods.

During 1995, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1995 purchases, the effect of which decreased cost of products sold by approximately $253,000 and increased net income by approximately $253,000 or $0.18 per share.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

                                                    DECEMBER 31,
                                               1995           1994
                                               ----           ----
Land and land improvements                 $    422,000   $    384,000
Buildings and improvements                    1,250,000      1,225,000
Machinery and equipment                       7,897,000      7,644,000
Construction in progress                         68,000          2,000
                                           ------------   ------------
                                              9,637,000      9,255,000
Less - Accumulated depreciation               7,016,000      6,495,000
                                           ------------   ------------
                                           $  2,621,000   $  2,760,000
                                           ------------   ------------
                                           ------------   ------------

The gain (loss) on sale of property, plant and equipment was $13,000 and ($13,000) for the years ended December 31, 1995 and 1994, respectively.

NOTE 7 - RETIREMENT PLANS

The Company has a pension plan which covers substantially all employees. The benefits are based on years of service and the employees' highest five consecutive calendar years of compensation paid during the ten calendar years preceding the earlier of actual or normal retirement age. The Company's policy is to fund the maximum amount deductible for federal income tax purposes.

The following table sets forth the plan's funded status and amounts recognized in the Company's financial statements:


                                                  DECEMBER 31,
                                               1995           1994
                                               ----           ----
Actuarial present value of:
    Vested benefits                        $  3,788,000   $  3,808,000
    Non-vested benefits                         109,000        109,000
                                           ------------   ------------
Accumulated benefit obligation             $  3,897,000   $  3,917,000
                                           ------------   ------------
                                           ------------   ------------

Projected benefit obligation               $ (4,318,000)  $ (4,340,000)
Plan assets at fair value                     4,798,000      4,162,000
                                           ------------   ------------

(Deficit) excess of plan assets (under)
    over projected benefit obligation           480,000       (178,000)
Unrecorded transitional liability being
    recorded over 17 years                      319,000        356,000
Unrecognized net gain due to experience
    different from that assumed                (964,000)      (251,000)
                                           ------------   ------------
(Accrued) prepaid pension cost             $   (165,000)  $    (73,000)
                                           ------------   ------------
                                           ------------   ------------


Net pension cost for the year included the following components:

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                 1995          1994
                                                 ----          ----

Service cost                               $     74,000    $    82,000
Interest cost                                   324,000        318,000
Actual loss (gain) on plan assets              (874,000)       107,000
Net amortization                                589,000       (423,000)
                                           ------------   ------------
Net periodic pension cost                  $    113,000    $    84,000
                                           ------------   ------------
                                           ------------   ------------

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation for the periods ended December 31, 1995 and 1994 were 8.0% and 6.5%, respectively. The expected long-term rate of return on the assets was 8.0% for each period presented. Prior service costs are amortized using the straight-line method over the average remaining service period of employees expected to receive benefits under the plan.

The Company also maintains a 401(k) savings plan in which employees may elect to defer from one to fifteen percent of their salary. Employees who have completed six months of service and have attained age twenty-one may participate in the plan. The Company contributed twenty-five percent of the first four percent of employee contributions for 1995 and 1994. Compensation expense under this plan amounted to $34,000 in 1995 and 1994.

NOTE 8 - POSTRETIREMENT BENEFITS

The Company provides certain postretirement medical benefits to all employees who elect early retirement for the period of time until the employee and any dependents reach age 65. The medical plan requires 100% of the monthly premiums be paid by the employee or dependent. The Company's maximum liability is $30,000 per year per employee, reduced by the amount of premiums paid by the employee.

The Company also provides a postretirement supplemental prescription drug plan to all employees. The plan requires 100% of the monthly premiums be paid by the employee and only covers prescription drugs which are not covered by Medicare. The Company's maximum liability is $10,000 per employee, reduced by the amount of premiums paid by the employee. The $10,000 represents a lifetime supplement for each employee.

The Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS
106) on January 1, 1995. The standard required companies to recognize the estimated costs of providing postretirement benefits on an accrual basis. The Company elected the delayed recognition method of adoption which allows amortization of the initial transition obligation over a 20-year period.

Accordingly, the adoption of SFAS 106 did not have a material impact on the Company's financial position or results of operations.

NOTE 9 - DEFERRED COMPENSATION

Under the terms of employment contracts with certain key employees, the Company is providing, among other things, for annual retirement benefits equal to 50% of the average annual salary of one officer and 35% of the average annual salary of a former officer. The average annual salary is calculated using the three years prior to normal retirement or death, whichever comes first. The benefits are payable to the officers or the officers' beneficiaries in equal monthly amounts for ten years after retirement or death. There were no amounts charged to expense related to these contracts in 1995 or 1994 as all amounts payable under these contracts are fully accrued.

NOTE 10 - PROVISION FOR INCOME TAXES

The Company is an S-Corporation. As such, no provision is necessary for current year earnings. Income tax payments of $51,000 were made during the year ended December 31, 1994. Income tax payments related to a built-in gain on the sale of rental property and tax due for LIFO recapture as a result of becoming an S-Corporation. No income tax payments were made during 1995.

NOTE 11 - LEGAL MATTERS

On January 25, 1989, a minority shareholder filed a petition with the Superior Court of Forsyth County, North Carolina seeking appointment by the Court of three independent appraisers to appraise the fair value of the shares of the Company owned by the minority shareholder and the awarding of the appraised value to the petitioner. The shares in question represent shares of the former C-Corporation. The Company elected to be taxed as a Subchapter S-Corporation effective September 1, 1991. The Company's motion to dismiss was denied on February 8, 1993. In conjunction with the order of dismissal, the Court tentatively scheduled for April 12, 1993, a motion for summary judgment on all issues not related to the valuation of the shares. The Court denied the Company's motion for summary judgment on October 12, 1993. Three qualified and disinterested appraisers were appointed by the Clerk of Court on October 10, 1994. On October 20, 1995, the Company filed exceptions to the award of the appraisers and requested the matter be transferred to Forsyth County Superior Court for trial by jury. The Company believes that the impact of this case on the financial position and results of operations will not be material.

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 107 (SFAS 107) "Disclosures about Fair Value of Financial Instruments". Management believes the fair value of its financial instruments approximates their carrying value. The carrying amounts and fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows:



                                                       1995                           1994
                                           ---------------------------   ---------------------------
                                              CARRYING        FAIR          CARRYING        FAIR
                                               AMOUNT         VALUE          AMOUNT         VALUE
                                               ------         -----          ------         -----
Assets:
  Cash and cash equivalents                $  6,526,000   $  6,526,000   $  3,020,000   $  3,020,000
                                           ------------   ------------   ------------   ------------
  Short-term investments
      Trading                                 3,502,000      3,502,000      2,824,000      2,824,000
      Available-for-sale                        916,000        916,000        917,000        917,000
                                           ------------   ------------   ------------   ------------
                                              4,418,000      4,418,000      3,741,000      3,741,000
                                           ------------   ------------   ------------   ------------
Liabilities:
  Deferred compensation
   including current portion                  1,194,000        972,000      1,256,000      1,023,000


The fair values of the Company's deferred compensation contracts, including the current portion, are estimated using discounted cash flow analyses, based upon prime interest rates.

NOTE 13 - ENVIRONMENTAL MATTERS

As of December 31, 1995, the Company has been named as a potentially responsible party (PRP) at three Superfund sites located in North Carolina, Alabama and Pennsylvania. Applicable federal law imposes joint and several liability on each PRP for the cleanup of these sites leaving the Company with the uncertainty that it may be responsible for the remediation cost attributable to other PRPs who are unable to pay their share of the remediation costs. In the Alabama and Pennsylvania cases, future environmental related expenditures cannot be quantified with a reasonable degree of accuracy. The aggregate environmental related accrual was $2,000,000 at December 31, 1995 and 1994. This accrual represents management's estimate of the lowest amount of expenditure which will be incurred by the Company on the North Carolina site. The cost of cleanups for which the Company remains primarily liable may be materially higher than current year accruals. It is the Company's policy to accrue environmental cleanup costs if it is probable that a liability has been incurred and an amount is reasonably estimable. As assessments and cleanups proceed, these liabilities are reviewed periodically and adjusted as additional information becomes available. The liabilities can change substantially due to such factors as additional information on the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties.

NOTE 14 - SALES TO MAJOR CUSTOMERS

Included in net sales for each period presented are sales to individual customers which exceeded 10% of total net sales. Sales to major customers consist of sales to one customer in the amount of $6,552,000 (21% of total net sales) and $5,866,000 (23% of total net sales) for each years ended December 31, 1995 and 1994, respectively.